EXHIBIT 99.6


JOINDER AGREEMENT


United Natural Trading Co., a Delaware corporation, with a place of business located at 700 East Lincoln Avenue, Rahway, New Jersey 07065 ("United") hereby joins with and agrees to be bound by and accepts all obligations whenever incurred with United Natural Foods, Inc., Mountain People's Warehouse Incorporated, Nutrasource, Inc., Rainbow Natural Foods, Inc., Stow Mills, Inc., United Northeast LLC and United Natural Foods Pennsylvania, Inc., (collectively, the "Borrowers") as a co-borrower under that certain Loan and Security Agreement dated August 31, 2001 (the "Loan Agreement") among the Borrowers, the Lenders identified under the caption "Lenders" on the signature pages thereto, Fleet Capital Corporation, administrative and collateral agent for the Lenders (the "Agent"), Citizens Bank of Massachusetts as the syndication agent, U.S. Bank National Association, as documentation agent and Fleet Securities, Inc., as syndication arranger, as amended from time to time, and under each of the Loan Documents (as such term is defined in the Loan Agreement).

United hereby agrees that it is a Borrower under the Loan Agreement and other Loan Documents, as if it were an original party thereto, and that it is directly, unconditionally, absolutely and jointly and severally liable to pay and perform each and all of the Obligations of Borrowers under the Loan Agreement whether now existing or hereafter created or existing.

To secure the prompt payment and performance of all of the Obligations (as such term is defined in the Loan Agreement), United hereby grants to Agent for the benefit of itself as Agent and for the pro rata benefit of each Lender a continuing lien upon all of United's assets, including, without limitation, all of the property and interests in property of United set forth on Exhibit A attached hereto, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. United hereby confirms that each of the representations and warranties of Borrowers set forth in the Loan Agreement and the other Loan Documents shall be deemed to have been made by United and that all such representations and warranties are accurate and complete in all material respects.

      Effective as of the 14 day of February, 2003.


UNITED NATURAL TRADING CO.


By  /s/ Steven H. Townsend
    ---------------------------
Name:  Steven H. Townsend
Title:  Chief Executive Officer

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Exhibit A

Accounts;
Certificated Securities;
Chattel Paper;
Accounts;
Certificated Securities;
Chattel Paper;
Commercial Tort Claims;
Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
Consignments;
Contract Rights;
Deposit Accounts;
Documents;
Equipment;
Farm Products;
Financial Assets;
Fixtures;
General Intangibles, including Payment Intangibles and Software;
Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefore;
Instruments;
Intellectual Property;
Inventory;
Investment Property;
money (of every jurisdiction whatsoever);
Letter-of-Credit Rights;
Letters of Credit;
Payment Intangibles;
Promissory Notes;
Security Entitlements;
Software;
Supporting Obligations;
Uncertificated Securities;
Vehicles; and
to the extent not included in the foregoing, all other personal property of any kind or description;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Agent will not enforce its security interest in United's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Agent, United will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Agent for the account of each Lender (and to Agent's enforcement of such security interest for the account of each Lender) in United's rights under such lease or license.

The following terms shall have the following definitions:

1. Computer Hardware and Software - all of United's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

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2. Contract Right - any right of United to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

3. Intellectual Property - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

      Capitalized terms not otherwise defined herein have the meanings given such terms in (a) Article 1 or Article 9 of the Uniform Commercial Code as in effect in the State of Connecticut, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Connecticut on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment to such statute as the Agent may otherwise determine), and (b) the Loan and Security Agreement between Agent, United and certain other parties, as amended or modified from time to time.